Exhibit (3)






                  OWENS CORNING





                     BY-LAWS
















            As Adopted April 21, 1988










                  OWEN CORNING

                     BY-LAWS


                TABLE OF CONTENTS

SECTION                                       PAGE

ARTICLE I  STOCKHOLDERS
  1. Annual Meeting                              1
  2. Special Meetings                            1
  3. Organization and Conduct of Business        1
  4. Nomination of Directors                     2
  5. Notice of Meetings                          3
  6. Quorum                                      3
  7. Record Dates                                4
  8. Proxies and Voting                          4
  9. Stock List                                  5

ARTICLE II  BOARD OF DIRECTORS
  1. Qualifications of Directors                 5
  2. Number, Term of Office and Vacancies        5
  3. Regular Meetings                            5
  4. Special Meetings                            5
  5. Quorum                                      6
  6. Participation in Meetings by
     Conference Telephone                        6
  7. Conduct of Business                         6
  8. Compensation of Directors                   6
  9. Approval of Minutes                         6

ARTICLE III  COMMITTEES
  1. Committees of the Board of Directors        6
  2. Conduct of Business                         7
  3. Officers                                    8

ARTICLE IV  OFFICERS
  1. Elected Officers                            8
  2. Appointed Officers                          8
  3. Compensation                                9
  4. Chairman of the Board                       9
  5. Vice Chairman of the Board                  9




SECTION                                       PAGE

ARTICLE IV OFFICERS (Continued)
  6. Chief Executive Officer                     9
  7. President                                   9
  8. Vice President                              9
  9. Secretary                                   10
 10. Treasurer                                   10
 11. Controller                                  10
 12. All Officers                                10
 13. Delegation of Authority                     10
 14. Removal                                     11
 15. Action with Respect to Securities of Other
     Corporations                                11
 16. Security                                    11

ARTICLE V  STOCK
  1. Certificates of Stock                       11
  2. Transfers of Stock                          11
  3. Lost, Stolen or Destroyed Certificates      12
  4. Regulations                                 12

ARTICLE VI FINANCES
  1. Fiscal Year                                 12
  2. Borrowings                                  12
  3. Banking Authorizations                      12

ARTICLE VII NOTICES
  1. Notices                                     13
  2. Waivers                                     13

ARTICLE VIII MISCELLANEOUS
  1. Facsimile Signatures                        13
  2. Corporate Seal                              13
  3. Reliance upon Books, Reports and Records    14
  4. Time Periods                                14
  5. Gender                                      14

ARTICLE IX INDEMNIFICATION OF DIRECTORS
AND OFFICERS                                     14

ARTICLE X  AMENDMENTS                            16

                      BY-LAWS

                        of

                   OWENS CORNING


                     ARTICLE I
                   STOCKHOLDERS

  Section 1.  Annual Meeting.
  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.

  Section 2.  Special Meetings.
  Except  as  otherwise required by law or  by  the
  Certificate of Incorporation and subject  to  the
  rights  of the holders of any class or series  of
  stock  having a preference over the common  stock
  of  the  Corporation  as  to  dividends  or  upon
  liquidation, dissolution or winding  up,  special
  meetings  of stockholders may be called  only  by
  the  Board  of Directors pursuant to a resolution
  approved  by  a  majority of the whole  Board  of
  Directors.   Special  meetings  of   stockholders
  shall be held at such place, within or without the State of Delaware, date and time as the Board of Directors shall fix.

  Section   3.    Organization   and   Conduct   of
  Business.
  Such  person as the Board of Directors  may  have
  designated or, in the absence of such  a  person,
  the  Chief  Executive Officer of the  Corporation
  or,  in his absence, such person as may be chosen
  by  the  holders  of  a majority  of  the  shares
  entitled  to vote who are present, in  person  or
  by  proxy, shall call to order any meeting of the
  stockholders and act as chairman of the  meeting.
  In   the   absence  of  the  Secretary   of   the
  Corporation,  the secretary of the meeting  shall
  be  such  person  as the chairman  appoints.  The
  chairman  of  any  meeting of stockholders  shall
  determine   the   order  of  business   and   the
  procedure   at   the  meeting,   including   such
  regulation of the manner of voting and the conduct of discussion as he determines to be in order.

  At  a  meeting  of  the stockholders,  only  such
  business  shall be conducted as shall  have  been
  properly  brought  before  the  meeting.  To   be
  properly brought before a meeting, business  must
  be  (a)  specified in the notice of  meeting  (or
  any  supplement  thereto)  given  by  or  at  the
  direction   of   the  Board  of  Directors,   (b)
  otherwise properly brought before the meeting  by
  or  at  the  direction of the Board of Directors,
  or  (c)  otherwise  properly brought  before  the
  meeting  by  a  stockholder. For business  to  be
  properly   brought  before   a   meeting   by   a
  stockholder,  the  stockholder  must  have  given
  timely   notice   thereof  in  writing   to   the
  Secretary  of  the Corporation. To be  timely,  a
  stockholder's  notice must  be  delivered  to  or
  mailed  and  received at the principal  executive
  offices of the Corporation not less than 60  days
  nor  more  than  90 days prior  to  the  meeting;
  provided, however, that in the event that  notice
  of  the  date  of  the meeting is  not  given  to
  stockholders, or public disclosure by means of  a
  filing   with   the   Securities   and   Exchange
  Commission of such date is not made, at least  70
  days  prior  to the date of such meeting,  notice
  by  the  stockholder  to be  timely  must  be  so
  received not later than the close of business  on
  the  10th  day  following the day on  which  such
  notice  of the date of the meeting was mailed  or
  such  public disclosure was made. A stockholder's
  notice  to  the Secretary shall set forth  as  to
  each  matter  the stockholder proposes  to  bring
  before  the  meeting (a) a brief  description  of
  the  business  desired to be brought  before  the
  meeting  and  the  reasons  for  conducting  such
  business  at  the  meeting,  (b)  the  name   and
  address,  as  they  appear on  the  Corporation's
  books,   of   the   stockholder  proposing   such
  business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

  Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting of stockholders, except in accordance with the procedures set forth in this Article I,
  Section 3.

  The  chairman of a meeting of stockholders shall,
  if  the  facts warrant, determine and declare  to
  the   meeting  that  business  was  not  properly
  brought before the meeting and in accordance with the provisions of this Article I, Section
  3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

  Section 4.  Nomination of Directors.
  Only  persons  who  are nominated  in  accordance
  with the procedures set forth in this Article  I,
  Section  4,  shall be eligible  for  election  as
  directors   by   action  of   the   stockholders.
  Nominations of persons for election to the  Board
  of Directors of the Corporation may be made at  a
  meeting  of  stockholders by or at the  direction
  of  the  Board of Directors or by any stockholder
  of  the  Corporation entitled  to  vote  for  the
  election   of   directors  at  the  meeting   who
  complies with the notice procedures set forth  in
  this  Article  I,  Section 4.  Such  nominations,
  other  than those made by or at the direction  of
  the  Board  of Directors, shall be made  pursuant
  to  timely notice in writing to the Secretary  of
  the  Corporation. To be timely,  a  stockholder's
  notice  shall  be  delivered  to  or  mailed  and
  received  at the principal executive  offices  of
  the  Corporation not less than 60 days  nor  more
  than  90  days  prior  to the meeting;  provided,
  however,  that  in the event that notice  of  the
  date   of   the   meeting   is   not   given   to
  stockholders, or public disclosure by means of  a
  filing   with   the   Securities   and   Exchange
  Commission of such date is not made, at least  70
  days  prior  to the date of such meeting,  notice
  by  the  stockholder  to be  timely  must  be  so
  received not later than the close of business  on
  the  10th  day  following the day on  which  such
  notice  of the date of the meeting was mailed  or
  such public disclosure was made.
  Such stockholder's notice shall set forth (a)  as
  to  each person whom the shareholder proposes  to
  nominate  for  election  or  re-election   as   a
  director,  (i)  the name, age,  business  address
  and  residence address of such person,  (ii)  the
  principal  occupation  or  employment   of   such
  person, and (iii) the class and number of  shares
  of  the Corporation which are beneficially  owned
  by  such  person;  and (b) as to the  stockholder
  giving  the  notice (i) the name and address,  as
  they  appear on the Corporation's books, of  such
  stockholder  and  (ii) the class  and  number  of
  shares  of the Corporation which are beneficially
  owned  by such stockholder. The chairman  of  the
  meeting  shall,  if the facts warrant,  determine
  and  declare to the meeting that a nomination was
  not   made  in  accordance  with  the  procedures
  prescribed  by the By-Laws, and if he  should  so
  determine,  he  shall so declare to  the  meeting
  and    the   defective   nomination   shall    be
  disregarded.

  Section 5.  Notice of Meetings.
  Written  notice of the place, date, and  time  of
  all meetings of stockholders, and the purpose  or
  purposes for which the meeting was called,  shall
  be  given, not less than ten nor more than  sixty
  days  before the date on which the meeting is  to
  be  held, to each stockholder entitled to vote at
  such   meeting,  except  as  otherwise   provided
  herein   or  required  by  the  Delaware  General
  Corporation    Law   or   the   Certificate    of
  Incorporation.

  No  notice of any meeting of stockholders need be
  given  to  any stockholder who submits  a  signed
  waiver   of  notice  to  the  Secretary  of   the
  Corporation,   whether  before   or   after   the
  meeting.  Attendance  of a person  at  a  meeting
  shall  constitute  a waiver  of  notice  of  such
  meeting,  except when the stockholder  attends  a
  meeting,  in person or by proxy, for the  express
  purpose  of  objecting, at the beginning  of  the
  meeting,  to  the transaction of any business  on
  the  grounds  that the meeting  is  not  lawfully
  called  or  convened. When a meeting is adjourned
  to  another  place, date or time, written  notice
  need  not  be given of the adjourned  meeting  if
  the  place,  date and time thereof are  announced
  at  the  meeting  at  which  the  adjournment  is
  taken;  provided, however, that if  the  date  of
  any  adjourned meeting is more than  thirty  days
  after   the  date  for  which  the  meeting   was
  originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith.
  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

  Section 6.  Quorum.
  At any meeting of the stockholders, the holders of a majority of all the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the Certificate of Incorporation or by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

  If  a notice of any adjourned special meeting  of
  stockholders   is   sent  to   all   stockholders
  entitled  to vote thereat, stating that  it  will
  be   held  with  those  present  constituting   a
  quorum, then except as otherwise required by the Certificate of Incorporation or by law, those present at such adjourned meeting, in person or by proxy, shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

  Section 7.  Record Dates.
  In  order that the Corporation may determine  the
  stockholders entitled to notice of or to vote  at
  any   meeting  of  stockholders,  or  to  receive
  payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the time for such other action as described in this section.

  If  no  record  date  is fixed  pursuant  to  the
  foregoing  paragraph: (a)  the  record  date  for
  determining  stockholders entitled to  notice  of
  or  to vote at a meeting of stockholders shall be
  at   the  close  of  business  on  the  day  next
  preceding  the day on which notice is given,  or,
  if  notice is waived, at the close of business on
  the  day  next  preceding the day  on  which  the
  meeting  is  held; and (b) the  record  date  for
  determining  stockholders for any  other  purpose
  shall  be at the close of business on the day  on
  which   the   Board  of  Directors   adopts   the
  resolution relating thereto.

  A   determination  of  stockholders   of   record
  entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

  Section 8.  Proxies and Voting.
  A stockholder may, by written proxy filed in accordance with the procedures established for the meeting, authorize any other person to vote for such stockholder at any and all meetings of stockholders and to waive all notices which such stockholder may be entitled to receive.

  Each  stockholder shall have one vote  for  every
  share   of  stock  entitled  to  vote  which   is
  registered in his or her name on the record  date
  for  the  meeting,  except as otherwise  provided
  herein   or   required  by  the  Certificate   of
  Incorporation or by law.

  All   voting,   including  on  the  election   of
  directors,  unless  otherwise  required  by   the
  Certificate  of Incorporation or by law,  may  be
  by  a  voice vote; provided, however,  that  upon
  demand  therefor  by  a stockholder  entitled  to
  vote  for  the  election of directors,  elections
  for  directors  shall be by  ballot.  Every  vote
  taken   by  ballots  shall  be  counted   by   an
  inspector   or   inspectors  appointed   by   the
  chairman of the meeting.

  All elections shall be determined by a plurality of the votes cast, and, except as otherwise required by the Certificate of Incorporation or by law, all other matters shall be determined by a majority of the votes cast.

  Section 9.  Stock List.
  A  complete list of stockholders entitled to vote
  at  any  meeting  of  stockholders,  arranged  in
  alphabetical  order for each class of  stock  and
  showing the address of each such stockholder  and
  the  number of shares registered in the  name  of
  each   stockholder,  shall   be   open   to   the
  examination  of  any  such stockholder,  for  any
  purpose  germane to the meeting, during  ordinary
  business hours for a period of at least ten  (10)
  days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

  The  stock  list shall also be kept at the  place
  of  the meeting during the whole time thereof and
  shall  be  open to the examination  of  any  such
  stockholder  who  is  present.  This  list  shall
  presumptively  determine  the  identity  of   the
  stockholders entitled to vote at the meeting and the number of shares held by each of them.


                    ARTICLE II
                BOARD OF DIRECTORS

  Section 1.  Qualifications of Directors.
  Each  director  shall be a person sui  juris.  No
  director   need   be   a   stockholder   of   the
  Corporation.

  Section   2.    Number,  Term   of   Office   and
  Vacancies.
  The  number of directors who shall constitute the
  whole  Board  of  Directors,  and  the  terms  of
  office  of each director, shall be determined  in
  accordance     with    the     Certificate     of
  Incorporation. Newly created directorships and vacancies shall be filled in the manner provided in the Certificate of Incorporation.

  Section 3.  Regular Meetings.
  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

  Section 4.  Special Meetings.
  Special  meetings of the Board of  Directors  may
  be  called by one-third of the directors then  in
  office  (rounded up to the nearest whole  number)
  or   by  the  Chairman  of  the  Board  or  Chief
  Executive  Officer  and shall  be  held  at  such
  place, on such date, and at such time as they  or
  he  shall  fix.  Notice of each  special  meeting
  shall  be given to each director by the Secretary
  or  Assistant Secretary of the Corporation or  by
  the   Chairman  of  the  Board,  Chief  Executive
  Officer, or directors calling said meeting.  Such
  notice  may  be given personally or by telephone,
  or  by written notice, telegram, cable, facsimile
  or  telex,  mailed or directed to the address  of
  the  director  appearing upon the  books  of  the
  Corporation, and shall set forth the  date,  time
  and  place of the meeting, but need not state the
  purpose  or  purposes thereof unless required  by
  the  Certificate  of  Incorporation  or  by  law.
  Notice  of  the  meeting shall be  sufficient  in
  time   if  actually  delivered  to  the  director
  notified, or delivered properly addressed and prepaid to the carrier thereof, or telecopied, sufficiently early to be delivered in due and regular course to the director notified, in time to enable him to attend such meeting. Notice to any director of a meeting of the Board of Directors may be waived by him, and shall be deemed waived by him by his presence at the meeting.

  Section 5.  Quorum.
  At  any  meeting  of the Board  of  Directors,  a
  majority  of the total number of the whole  Board
  shall constitute a quorum for all purposes. If  a
  quorum  shall  fail  to  attend  any  meeting,  a
  majority   of  those  present  may  adjourn   the
  meeting to another place, date, or time, without further notice or waiver thereof.

  Section   6.    Participation  in   Meetings   By
  Conference Telephone.
  Members  of  the Board of Directors,  or  of  any
  committee  thereof, may participate in a  meeting
  of  the  Board  or  any  committee  by  means  of
  conference  telephone  or similar  communications
  equipment   by   means  of  which   all   persons
  participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

  Section 7.  Conduct of Business.
  At   any  meeting  of  the  Board  of  Directors,
  business  shall be transacted in such  order  and
  manner  as  the  Board  may  from  time  to  time
  determine,  and all matters shall  be  determined
  by  the  vote  of  a  majority of  the  directors
  present,  except as otherwise provided herein  or
  required  by the Certificate of Incorporation  or
  by  law.  Action  may be taken by  the  Board  of
  Directors  without  a  meeting  if  all   members
  thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

  Section 8.  Compensation of Directors.
  Directors, pursuant to resolution of the Board of Directors, may receive fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

  Section 9.  Approval of Minutes.
  The   minutes  of  meetings  of  the   Board   of
  Directors may be acted upon at any subsequent meeting thereof and the approval of the minutes of any meeting of the Board of Directors shall have the effect of ratifying and validating any of the acts reported therein with like effect as if such acts had been properly approved or authorized at such meeting, providing that such approval is by such vote as would have been sufficient to authorize the acts so reported.


                    ARTICLE III
                    COMMITTEES

  Section   1.    Committees  of   the   Board   of
  Directors.
  The  Board of Directors, by a vote of a  majority
  of  the  whole  Board  may, from  time  to  time,
  designate  committees  of the  Board,  with  such
  lawfully  delegable  powers  and  duties  as   it
  thereby confers, to serve at the pleasure of  the
  Board  and  shall, for those committees  and  any
  other  provided for herein, elect a  director  or
  directors  to  serve  as the  member  or  members
  thereof,   designating,  if  it  desires,   other
  directors  as alternate members who  may  replace
  any  absent or disqualified member at any meeting
  of   the  committee.  If  the  resolution   which
  designates   the  committee  or  a   supplemental
  resolution  of  the Board of Directors  shall  so
  provide,   any   committee  so   designated   may
  exercise the power and authority of the Board  of
  Directors  to  declare a dividend,  to  authorize
  the  issuance of stock or to adopt a  certificate
  of  ownership and merger pursuant to Section  253
  of the Delaware General Corporation Law. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

  Section 2.  Conduct of Business.
  Each   committee  may  determine  the  procedural
  rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by the Certificate of Incorporation or by law. Unless otherwise designated by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Each committee shall hold meetings upon the call of its chairman, the Chairman of the Board, the Chief Executive Officer, or any one of its members, at such date, time and place as set forth in the notice of meeting.

  Notice  of  each  meeting of a committee  of  the
  Board  of Directors shall be given to each member
  by  the  Secretary or Assistant Secretary of  the
  Corporation,   Chairman  of  the   Board,   Chief
  Executive  Officer  or  by  the  member  of   the
  committee  calling the meeting. Such  notice  may
  be   given  personally  or  by  telephone  or  by
  written  notice,  telegram, cable,  facsimile  or
  telex,  mailed or directed to the address of  the
  member   appearing   upon  the   books   of   the
  Corporation  and shall set forth the  date,  time
  and  place of the meeting, but need not state the
  purpose  or  purposes thereof unless required  by
  the  Certificate  of  Incorporation  or  by  law.
  Notice  of  the  meeting shall be  sufficient  in
  time  if actually delivered to the member of  the
  committee   notified,   or   delivered   properly
  addressed and prepaid to the carrier thereof,  or
  telecopied,  sufficiently early to  be  delivered
  in   due   and  regular  course  to  the   member
  notified, in time to enable him to attend such meeting. Notice to any member of a meeting of a committee of the Board may be waived by him, and shall be deemed waived by him by his presence at the meeting. Action may be taken by conference telephone as provided in Article II, Section 6.
  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.


  Section 3.     Officers.
  The  Board of Directors may designate one or more
  members  of any committee to act as the  chairman
  and  the  secretary  of any committee,  and  each
  person  so  designated  shall  continue  as  such
  during  the  pleasure  of the  Board.  Unless  so
  designated,  a  committee  may  choose  its   own
  officers, including officers pro tem, and  if  no
  secretary  has been designated by  the  Board  or
  the  committee, the Secretary of the  Corporation
  shall act as secretary of the committee and  keep
  proper   minutes  of  the  proceedings  of   such
  committee.


                    ARTICLE IV
                     OFFICERS

  Section 1.     Elected Officers.
  The officers of the Corporation shall consist  of
  a  President,  one  or more  Vice  Presidents,  a
  Secretary,  a  Treasurer and such other  officers
  as  the Board of Directors may from time to  time
  elect. The Board of Directors shall consider  the
  election  of officers at its first meeting  after
  every  annual  meeting  of stockholders  and  may
  consider that subject at such other times as  the
  Board  may  deem appropriate. Each officer  shall
  hold  office  until his successor is elected  and
  qualified   or  until  his  earlier  resignation,
  retirement  or removal. Each officer  elected  by
  the  Board of Directors or appointed pursuant  to
  Section  2  of this Article IV shall  be  retired
  from    the    Corporation,   unless    mandatory
  retirement of such officer is prohibited by law, in accordance with the Corporation's retirement programs not later than the last day of the month in which the officer attains age sixty-five. Any number of offices may be held by the same person.

  Each  officer  elected by the Board of  Directors
  or  any person thereto specifically authorized by
  the  Board may, in the name and on behalf of  the
  Corporation, receive and receipt for  moneys  and
  other  properties, execute and deliver contracts,
  deeds,  mortgages,  leases, bonds,  undertakings,
  powers  of  attorney, and other instruments,  and
  assign, endorse, transfer, deliver, release,  and
  satisfy   any   and  all  contracts,   mortgages,
  leases,  stock  certificates,  bonds,  promissory
  notes,  drafts, checks, bills, orders,  receipts,
  acquittances,  and  other instruments,  and  may,
  when   necessary,   affix  the   corporate   seal
  thereto.

  The  Chairman  of  the  Board,  President,  Chief
  Executive Officer and Vice Presidents elected  by
  the  Board  may delegate, designate or  authorize
  named  individuals  to  execute  and  attest   on
  behalf   of   the  Corporation  bids,  contracts,
  performance bonds and similar documents arising in the ordinary day-to-day operations of the Corporation and its divisions.

  Section 2.     Appointed Officers.
  The  Chief  Executive Officer designated  by  the
  Board  of  Directors,  or if  a  Chief  Executive
  Officer   has   not   been  so  designated,   the
  President of the Corporation, may, from  time  to
  time,   create   and  abolish  such   functional,
  divisional or regional offices of Vice  President
  or  Assistant Vice President with such powers and
  duties   and  subject  to  such  limitations   of
  authority as he may prescribe and he may make appointments to, and removals from, any such office, but such appointees shall not exercise specific powers or duties pertaining to the elective offices of the Corporation as provided in this Article IV of the By-Laws, except as prescribed by the Board of Directors, either generally or specially.

  Section 3.     Compensation.
  The  Board of Directors, or any committee thereof
  so  designated, may, from time to time,  fix  the
  compensation  of  the several  officers,  agents,
  and   employees  of  the  Corporation   and   may
  delegate  to  any officer of the Corporation,  or
  any   committee  composed  of  officers  of   the
  Corporation, the power to fix the compensation of the officers, agents, and employees of the Corporation.

  Section 4.     Chairman of the Board.
  The  Board  of  Directors may elect  one  of  the
  members  of  the Board as Chairman of the  Board,
  who,  if  elected, shall preside at all  meetings
  of  stockholders  and directors  and  shall  also
  perform such duties as may be prescribed  by  the
  Board.  Except where by law the signature of  the
  President is required, the Chairman of the  Board
  shall possess the same power as the President  to
  sign   all  certificates,  contracts  and   other
  instruments of the Corporation.

  Section 5.     Vice Chairman of the Board.
  The Board of Directors may designate one of the members of the Board as Vice Chairman of the Board who, in the absence or disability of the Chairman of the Board or during any vacancy of that office, shall perform the duties of the Chairman of the Board. He shall also perform such duties as may be prescribed by the Board or delegated to him by the Chief Executive Officer.

  Section 6.     Chief Executive Officer.
  The  Board  of  Directors shall designate  either
  the  Chairman  of the Board or the  President  as
  Chief Executive Officer of the Corporation,  who,
  subject  to  the  direction and  control  of  the
  Board,  shall  have  the responsibility  for  the
  general  management and control of  the  business
  and  affairs of the Corporation and shall perform
  all   duties  and  have  all  powers  which   are
  commonly   incident  to  the  office   of   chief
  executive   or  which  the  Board  of   Directors
  delegates  to  him. He shall have power  to  sign
  all   stock  certificates,  contracts  and  other
  authorized  instruments of  the  Corporation  and
  shall  have general supervision and direction  of
  all  other officers, employees and agents of  the
  Corporation.  The Chief Executive Officer,  prior
  to  each  annual  meeting of stockholders,  shall
  submit to the Board of Directors a report of  the
  operations   of   the  Corporation   during   the
  preceding fiscal year and of its affairs, and from time to time shall report to the Board all matters affecting the Corporation's interests which may come to his knowledge.

  Section 7.     President.
  The  President, in the absence or  disability  of
  the  Chairman of the Board and the Vice  Chairman
  of  the Board or during vacancies in both of such
  offices,   shall  preside  at  all  meetings   of
  stockholders and directors. He shall perform such duties as may be prescribed by the Board of Directors or delegated to him by the Chief
  Executive Officer.

  Section 8.     Vice President.
  Each  Vice  President shall have such powers  and
  duties  as  may be delegated to him by the  Board
  of  Directors.  The  Board of Directors,  or  the
  Chief  Executive Officer, or if a Chief Executive
  Officer   has   not   been  so  designated,   the
  President, may assign further descriptive titles to the Vice Presidents, prescribe their duties and rank and may designate them numerically.

  Section 9.     Secretary.
  The  Secretary shall keep an accurate  record  of
  all  proceedings  of  the  stockholders  and  the
  Board  of Directors and committees of the  Board;
  sign  all  certificates  for  shares  and  deeds,
  mortgages,  bonds,  contracts,  notes  and  other
  instruments    executed   by   the    Corporation
  requiring  his signature or as may be  prescribed
  by  the Chief Executive Officer or the President;
  give  notices of meetings of stockholders and  of
  directors;  produce on request at any meeting  of
  stockholders  a  certified list  of  stockholders
  arranged  in  alphabetical  order,  showing   the
  number  of shares held by each; and perform  such
  other  and  further duties as may  from  time  to
  time  be  prescribed by the Board, or a committee
  of  the  Board, or as may from time  to  time  be
  assigned  or  delegated  to  him  by  the   Chief
  Executive  Officer  or the  President.  He  shall
  have  custody  and  care  of  the  seal  of   the
  Corporation.

  Section 10.     Treasurer.
  Subject  to  the  direction and  control  of  the
  Board  of Directors, the Chief Executive Officer,
  and  any  officer  who may be designated  by  the
  Board   with  responsibility  for  finance,   the
  Treasurer  shall have custody of  the  funds  and
  securities  belonging  to  the  Corporation,  and
  shall  deposit all funds in the name and  to  the
  credit  of the Corporation in such depository  or
  depositories  as may be designated by  the  Board
  or  by an officer or officers duly authorized  by
  the  Board  to designate depositories.  He  shall
  make  such  disbursements of  the  funds  of  the
  Corporation  as are authorized and  shall  render
  to  the  Board of Directors, whenever  the  Board
  may   require   it,  an  account   of   all   his
  transactions as Treasurer. The Treasurer shall also perform such other duties as the Board of Directors may prescribe from time to time.

  Section 11.     Controller.
  The   Controller  shall  keep  proper  books   of
  account  and  full and accurate  records  of  the
  receipts   and   disbursements   of   the   funds
  belonging   to  the  Corporation   and   of   its
  operations. The Controller shall render to the Board of Directors, any of its committees, the Chief Executive Officer, and the President, such statements as to the financial condition of the Corporation and as to its operations as each or any of them may request.

  Section 12.     All Officers.
  The  several  officers shall  perform  all  other
  duties   usually  incident  to  their  respective
  offices,  or  which  may  be  required   by   the
  stockholders  or Board of Directors;  shall  from
  time   to  time,  and  also  whenever  requested,
  report  to  the Board of Directors, the  Chairman
  of  the Board, the Chief Executive Officer or the
  President     all    matters    affecting     the
  Corporation's interests which may come to their knowledge and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the Chief
  Executive Officer, or to any person designated by the Board to receive the same.

  Section 13.     Delegation of Authority.
  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

  Section 14.     Removal.
  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

  Section 15. Action with Respect to Securities  of
  Other Corporations.
  Unless   otherwise  directed  by  the  Board   of
  Directors, each of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President elected by the Board of Directors, the Treasurer and the Secretary shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

  Section 16.     Security.
  The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character and on such terms as may be determined from time to time by the Board of Directors.


                     ARTICLE V
                       STOCK

  Section 1.     Certificates of Stock.
  Each   stockholder  shall  be   entitled   to   a
  certificate  signed by, or in  the  name  of  the
  Corporation  by, the Chairman of the  Board,  the
  Vice  Chairman of the Board, the President  or  a
  Vice  President,  and  by  the  Secretary  or  an
  Assistant  Secretary,  or  the  Treasurer  or  an
  Assistant  Treasurer, certifying  the  number  of
  shares   owned  by  him.  Any  or  all   of   the
  signatures  and  the seal of the  Corporation  on
  the   certificate  may  be  facsimile,  engraved,
  stamped  or  printed.  In  the  event  that   any
  officer  or  transfer agent  who  has  signed  or
  whose facsimile signature has been placed upon  a
  stock  certificate shall have ceased to  be  such
  officer    or   transfer   agent   before    such
  certificate is issued, it may be issued by the Corporation with the same effect as if the officer or transfer agent were such at the date of issue.

  Section 2.     Transfers of Stock.
  Transfers  of stock shall be made only  upon  the
  transfer  books  of the Corporation  kept  at  an
  office of the Corporation or by a transfer  agent
  or  agents designated to transfer shares  of  the
  stock   of  the  Corporation.  Except   where   a
  certificate is issued in accordance with  Section
  3 of Article V of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.


  Section   3.       Lost,  Stolen   or   Destroyed
  Certificates.
  If  a  person claiming to be the holder of  stock
  in  the  Corporation claims that the  certificate
  representing such stock has been lost, stolen  or
  destroyed,  a  duplicate certificate  or  written
  instrument  may  be  issued by the  Corporation's
  Transfer   Agent   for  the  stock   upon   being
  furnished  with an affidavit of such loss,  theft
  or    destruction   in   form    and    substance
  satisfactory  to  the Transfer  Agent  and,  upon
  giving  to the Corporation of a bond or agreement
  of  indemnity  executed by such holder  or  owner
  with  a  surety company authorized to do business
  in  the State of Delaware or in the State of Ohio
  as  surety, in form approved by counsel  for  the
  Corporation,     for    full     and     complete
  indemnification   to  the  Corporation   of   all
  losses,  costs  and expenses of  every  kind  and
  nature   whatsoever  which  may  result  to   the
  Corporation or any of its agents or employees  by
  reason   of   the  issuance  of  such   duplicate
  certificate.

  Section 4.     Regulations.
  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                    ARTICLE VI
                     FINANCES

  Section 1.     Fiscal Year.
  The fiscal year shall begin on the first day of January in each year.

  Section 2.     Borrowings.
  Any  two  of the following officers: the Chairman
  of   the  Board,  Vice  Chairman  of  the  Board,
  President, Executive Vice President, Senior  Vice
  President,   Vice  President-Finance,  Treasurer,
  Assistant  Treasurer,  or  any  employee  of  the
  Corporation designated in writing by any  two  of
  said  officers, may from time to time in the name
  of   the   Corporation  borrow  money   with   an
  obligation to repay not exceeding one year from any bank, trust company or financial institution in such amounts as the officers or designated employee may deem necessary or desirable for the current needs of the Corporation.

  All   obligations  for  moneys  borrowed  by  the
  Corporation,  and guarantees by  the  Corporation
  of   moneys  borrowed  by  subsidiaries  of   the
  Corporation,  shall bear the  signatures  of  any
  two  of  the following officers: the Chairman  of
  the   Board,   Vice  Chairman   of   the   Board,
  President, Executive Vice President, Senior  Vice
  President, Vice President-Finance, Treasurer  and
  Assistant Treasurer, only one of which may be an Assistant Treasurer.

  Section 3.     Banking Authorizations.
  Except  as provided in Section 2 of this  Article
  VI,   all   checks,  drafts,  notes,   or   other
  obligations  for the payment of  money  shall  be
  signed by such person or persons as the Board  of
  Directors  shall direct. The Board  may  delegate
  to   any   officer  or  officers  the  power   to
  designate  a depository or depositories  for  the
  Corporation  and to appoint a signer  or  signers
  upon  such  instruments in respect of  the  funds
  held  by all or any particular depositories.  The
  Board  may  authorize  the use  of  facsimile  or
  mechanically  applied signatures or may  delegate
  to  an officer or officers the power to authorize
  the  use thereof. The Board may authorize the use
  of   Depository   Transfer  Instruments   without
  signature  from one corporate account  maintained
  with  a  duly designated depository to any  other
  corporate  account  maintained  either  with  the
  same  or  some other duly designated  depository.
  The   Board  may  authorize  the  use  of   other
  generally  accepted  means of transferring  funds
  without   signature  from  a  corporate   account
  maintained  with a duly designated depository  to
  any other corporate account or to the account  of
  another   party  at  the  same  or   some   other
  depository.


                    ARTICLE VII
                      NOTICES

  Section 1.     Notices.
  Except  as otherwise specifically provided herein
  or  required  by the Certificate of Incorporation
  or  by  law,  all notices required to  be  given,
  other than by publication in a newspaper, to  any
  stockholder,  director,  officer,   employee   or
  agent  shall  be  in writing  and  may  in  every
  instance  be  effectively given by hand  delivery
  to  the  recipient  thereof, by  depositing  such
  notice  in the mails, postage paid, or by sending
  such  notice  by pre-paid telegram  or  mailgram.
  Any  such  notice  shall  be  addressed  to  such
  stockholder,  director,  officer,   employee   or
  agent at his or her last known address as the same appears on the books of the Corporation.
  The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

  Section 2.     Waivers.
  A  written  waiver  of any notice,  signed  by  a
  stockholder,  director,  officer,   employee   or
  agent,  whether before or after the time  of  the
  event  for which notice is to be given, shall  be
  deemed  equivalent to the notice required  to  be
  given  to  such  stockholder, director,  officer,
  employee  or  agent. Neither the business  to  be
  transacted  nor the purpose of any  meeting  need
  be  specified in such a waiver unless so required
  by   the  Certificate  of  Incorporation  or   as
  otherwise provided in these By-Laws.


                   ARTICLE VIII
                   MISCELLANEOUS

  Section 1.     Facsimile Signatures.
  In   addition  to  the  provisions  for  use   of
  facsimile   signatures   elsewhere   specifically
  authorized    in    these   By-Laws,    facsimile
  signatures  of  any officer or  officers  of  the
  Corporation   may   be  used  whenever   and   as
  authorized  by  the  Board  of  Directors  or   a
  committee thereof.

  Section 2.     Corporate Seal.
  The  corporate seal shall have inscribed  thereon
  the  name  of  the Corporation, the year  of  its
  organization  and  the  words  "Corporate   Seal,
  Delaware".


  Section  3.     Reliance upon Books, Reports  and
  Records.
  Each  director,  each  member  of  any  committee
  designated  by the Board of Directors,  and  each
  officer   of  the  Corporation  shall,   in   the
  performance of his duties, be fully protected  in
  relying  in good faith upon the books of  account
  or  other  records  of the Corporation  and  upon
  such    information,   opinions,    reports    or
  statements  presented to the Corporation  by  any
  of  its  officers or employees, or committees  of
  the  Board of Directors so designated, or by  any
  other  person as to matters which such  director,
  committee  member or officer reasonably  believes
  are  within  such other person's professional  or
  expert competence and who has been selected  with
  reasonable   care  by  or  on   behalf   of   the
  Corporation.

  Section 4.     Time Periods.
  In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

  Section 5.     Gender.
  Whenever the masculine gender is used in these By-Laws, it shall be deemed to include both the male and female genders.


                    ARTICLE IX
     INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The  Corporation  shall, to  the  fullest  extent
  permitted by applicable law from time to time  in
  effect,  (but,  in the case of any  amendment  of
  such  law, only to the extent that such amendment
  permits   the  Corporation  to  provide   broader
  indemnification  rights than such  law  permitted
  the   Corporation  to  provide  prior   to   such
  amendment) indemnify any and all persons who  may
  serve   or  who  have  served  at  any  time   as
  directors or officers of the Corporation, or  who
  at  the  request of the Corporation may serve  or
  at  any  time have served as directors, officers,
  employees   or  agents  of  another   corporation
  (including  subsidiaries of the  Corporation)  or
  of  any  partnership,  joint  venture,  trust  or
  other  enterprise, and any directors or  officers
  of  the  Corporation who at the  request  of  the
  Corporation may serve or at any time have  served
  as  agents or fiduciaries of an employee  benefit
  plan   of   the  Corporation  or   any   of   its
  subsidiaries,  from and against any  and  all  of
  the   expenses,  liabilities  or  other   matters
  referred  to  in  or covered by law  whether  the
  basis of such proceeding is alleged action in  an
  official   capacity   as  a  director,   officer,
  employee or agent or in any other capacity  while
  serving  as  a  director,  officer,  employee  or
  agent.  The  Corporation may also  indemnify  any
  and  all  other persons whom it shall have  power
  to  indemnify under any applicable law from  time
  to  time  in  effect to the extent  permitted  by
  such  law. The indemnification provided  by  this
  Article IX shall not be deemed exclusive  of  any
  other  rights to which any person may be entitled
  under   any  provision  of  the  Certificate   of
  Incorporation, other By-Law, agreement,  vote  of
  stockholders   or  disinterested  directors,   or
  otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  If  a claim under this Article IX is not paid  in
  full  by the Corporation within sixty days  after
  a   written  claim  has  been  received  by   the
  Corporation, except in the case of  a  claim  for
  an  advancement  of expenses, in which  case  the
  applicable  period  shall  be  twenty  days,  the
  director  or  officer may at any time  thereafter
  bring  suit  against the Corporation  to  recover
  the unpaid amount of the claim. If successful  in
  whole  or in part in any such suit, or in a  suit
  brought   by   the  Corporation  to  recover   an
  advancement of expenses pursuant to the terms  of
  an  undertaking, the director or officer shall be
  entitled   to  be  paid  also  the   expense   of
  prosecuting or defending such suit.  In  (i)  any
  suit  brought  by  the  director  or  officer  to
  enforce  a  right  to  indemnification  hereunder
  (but  not  in  a suit brought by the director  or
  officer  to enforce a right to an advancement  of
  expenses)  it shall be a defense that,  and  (ii)
  any  suit  by  the  Corporation  to  recover   an
  advancement of expenses pursuant to the terms  of
  an   undertaking,   the  Corporation   shall   be
  entitled  to recover such expenses upon  a  final
  adjudication  that, the director or  officer  has
  not    met    any    applicable   standard    for
  indemnification   set  forth  in   the   Delaware
  General  Corporation Law. Neither the failure  of
  the   Corporation   (including   its   Board   of
  Directors,  independent  legal  counsel,  or  its
  stockholders) to have made a determination  prior
  to   the   commencement   of   such   suit   that
  indemnification  of the director  or  officer  is
  proper  in the circumstances because the director
  or  officer  has met the applicable  standard  of
  conduct   set  forth  in  the  Delaware   General
  Corporation  Law, nor an actual determination  by
  the    Corporation    (including    its    Board,
  independent  legal counsel, or its  stockholders)
  that  the  director or officer has not  met  such
  applicable  standard of conduct, shall  create  a
  presumption that the director or officer has  not
  met  the  applicable standard of conduct  or,  in
  the  case  of such a suit brought by the director
  or  officer,  be a defense to such suit.  In  any
  suit  brought  by  the  director  or  officer  to
  enforce  a  right  to indemnification  or  to  an
  advancement  of  expenses hereunder,  or  by  the
  Corporation   to   recover  an   advancement   of
  expenses   pursuant   to   the   terms   of    an
  undertaking,  the  burden  of  proving  that  the
  director  or  officer  is  not  entitled  to   be
  indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

  The  indemnification provided in this Article  IX
  shall  inure to each person referred  to  herein,
  whether  or not the person is serving in  any  of
  the   enumerated  capacities  at  the  time  such
  expenses  (including attorneys' fees), judgments,
  fines  or amounts paid in settlement are  imposed
  or   incurred,  and  whether  or  not  the  claim
  asserted  against him is based on  matters  which
  antedate  the adoption of this Article  IX.  None
  of  the  provisions of this Article IX  shall  be
  construed as a limitation upon the right  of  the
  Corporation  to  exercise its  general  power  to
  enter   into  a  contract  or  understanding   of
  indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

  For   purposes  of  this  Article  IX,  the  term
  "Corporation"    shall    include     constituent
  corporations  referred to in  subsection  (h)  of
  Section  145  of the General Corporation  Law  of
  the State of Delaware (or any similar provision of applicable law at the time in effect).


                     ARTICLE X
  AMENDMENTS

  These  By-Laws may be amended by a majority  vote
  of  the  stockholders entitled  to  vote  at  any
  annual  or  special meeting of  the  stockholders
  provided  notice of the proposed amendment  shall
  be  included  in the notice of the  meeting.  The
  Board  of  Directors, by a majority vote  of  the
  whole  Board at any meeting, may amend these  By-
  Laws,   including   By-Laws   adopted   by    the
  stockholders, provided that the stockholders may from time to time specify particular provisions of the By-Laws which shall not be amended by the Board of Directors.